UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
581 Main Street, Woodbridge, New Jersey		07095
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code:  (732) 499-7200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2017, Northfield Bank, (the “Bank”) the wholly owned subsidiary of Northfield Bancorp, Inc., (the “Company”) approved amended and restated employment agreements, which are attached hereto as Exhibits 10.1 through 10.3, with Executive Vice President Kenneth J. Doherty, Executive Vice President and Chief Financial Officer William R. Jacobs, and Executive Vice President Michael J. Widmer, effective January 1, 2018. Pursuant to the review provided for in each agreement, the agreements were extended for an additional year so that the term of the agreements remains three years for Messrs. Doherty, Jacobs, and Widmer.

Additional amendments to the employment agreements include amending the “Termination for Just Cause” section to provide that the determination will be made in the opinion of the Board of Directors rather than the Chief Executive Officer. The “Indemnification” section has been amended to provide that the Bank will not reimburse the employee for any liability or legal expense related to any administrative or civil action instituted by a federal banking agency. The agreements have been amended to eliminate retirement plan contributions as part of the termination payment calculation, to reduce health and welfare benefits from 24 months to 18 months, and eliminate the “Evergreen” provision such that if the agreement is for a three-year term, if not renewed after year one, the remaining term is two years. The employment agreements provide for annual Base Salaries of $320,000, $332,500, and $280,000, for Messrs. Doherty, Jacobs, and Widmer, respectively, which may be increased but not decreased.

The amended and restated employment agreements for Messrs. Doherty, Jacobs, and Widmer, are filed as exhibits to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement with Kenneth J. Doherty dated January 1, 2018

10.2	Employment Agreement with William R. Jacobs, dated January 1, 2018

10.3	Employment Agreement with Michael J. Widmer, dated January 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: December 19, 2017	By:	/s/ William R. Jacobs

William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting
Officer)